                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated August 18, 1995 with respect to the December 28, 1994 combined financial statements of Mobil Plastics Division of Mobil Corporation included in the Current Report of Tenneco Inc. on Form 8-K dated November 17, 1995, which is made a part of the following Registration Statements previously filed with the Securities and Exchange Commission:

REGISTRATION NO.    FORM              SECURITIES REGISTERED
----------------    ----              ---------------------

2-78521             S-8       Common Stock, par value $5 per share, of Tenneco
                              Inc. (formerly Tenneco Holdings, Inc.) ("Common
                              Stock") issuable under the 1981 Tenneco Inc. Key
                              Employee Stock Option Plan.

33-18788            S-3       Common Stock of Tenneco Inc. issuable upon
                              conversion of 10 percent Sterling/Dollar
                              Convertible Unsecured Loan Stock 1991/95 of
                              Tennessee Gas Pipeline Company (formerly Tenneco
                              Inc.).

33-46579            S-8       5,000,000 shares of Common Stock of Tenneco Inc.
                              offered in connection with the Tenneco Inc. 1992
                              Employee Stock Purchase Plan.

33-61135            S-8       8,400,000 shares of Common Stock of Tenneco Inc.
                              offered in connection with the 1994 Tenneco Inc.
                              Stock Ownership Plan.

33-52595            S-3       1,000,000 shares of Common Stock of Tenneco Inc.
                              offered in connection with the Dividend
                              Reinvestment and Stock Purchase Plan, as amended by Post-Effective Amendment No. 1 dated February
                              10, 1995 in which the Plan was made available to investors as a direct purchase plan.

33-61133            S-8       Packaging Corporation of America 401(k) Savings
                              Plan, contributions thereunder and Common Stock of Tenneco Inc. offered thereunder.

33-61129            S-8       Newport News Shipbuilding Savings (401(k)) Plan
                              for Union Eligible Employees, contributions thereunder and Common Stock of Tenneco Inc.
                              offered thereunder.

REGISTRATION NO.    FORM              SECURITIES REGISTERED
----------------    ----              ---------------------

33-61127            S-8       Tenneco Automotive Hourly Employees Savings Plan,
                              contributions thereunder and Common Stock of Tenneco Inc. offered thereunder.

33-54184            S-3       $500,000,000 aggregate principal amount of Debt
                              Securities of Tenneco Inc. offered pursuant to Rule 415 of the General Rules and Regulations under the Securities Act of 1933, as amended (of which $400,000,000 has been issued).

33-55622            S-3       2,800,000 shares of Common Stock of Tenneco Inc.
                              offered to the trustee of the Tenneco Inc. General
                              Employee Benefit Trust.

33-61137            S-8       Tenneco Inc. Thrift Plan, contributions thereunder
                              and Common Stock of Tenneco Inc. offered thereunder.



                              ERNST & YOUNG LLP


Buffalo, New York
December 4, 1995